For Immediate Release

U.S. ENERGY CORP. SCHEDULES FIRST QUARTER 2011 OPERATIONAL AND FINANCIAL RESULTS CONFERENCE CALL/WEBCAST

RIVERTON, Wyoming – May 6, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), today reported that it has scheduled a conference call and webcast to review and discuss the first quarter 2011 operational and financial results.

The Company plans on issuing a press release to report selected operational and financial results after filing its first quarter 10-Q on Monday, May 9, 2011.

Conference Call

First Quarter 2011 Conference Call Information:

When:  Wednesday, May 11, 2011 at 10:00 AM MDT (12:00 PM Eastern, 11:00 AM Central, 9:00 AM Pacific).

Dial-In Number:  (877) 291-1296 (within U.S. and Canada), (720) 259-9209 (International).

Replay Number:  (800) 642-1687 (within U.S. and Canada), (706) 645-9291 (International).

Conference ID: 65703100.  The replay of the call will be available starting at approximately 1:00 PM MDT (3:00 PM EDT) and will be available for 4 days subsequent to the call taking place, through midnight Saturday, May 14, 2011.

Webcast:  Investors are also invited to listen to a live and/or archived webcast of U.S. Energy Corp.’s quarterly conference call at http://investor.usnrg.com/events.cfm.  The webcast replay will be available for one year.

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Press Release
May 6, 2011

About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of oil and natural gas.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol "USEG".

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com